EXHIBIT 99.1


News Release          News Release          News Release           News Release

[LOGO] American Express

                                                 Contact:  Molly Faust
                                                           212/640-0624
                                                           molly.faust@aexp.com

FOR IMMEDIATE RELEASE

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                   AMERICAN EXPRESS ANNOUNCES PRICING OF ITS
                          CONVERTIBLE DEBT SECURITIES

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         NEW YORK, November 18, 2003--American Express Company (NYSE: AXP)
announced today the pricing of $1.8 billion principal amount of its convertible debt securities due 2033. The convertible debt securities were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, at an offering price of $1,000 per security. The convertible debt securities will bear interest at an annual rate of 1.85 percent, payable semi-annually in arrears, starting June 1, 2004 until December 1, 2006. The convertible debt securities cannot be called or put prior to December 1, 2006. After December 1, 2006, American Express may call the convertible debt securities at any time.

         If the price per share of American Express common stock exceeds a contingent conversion trigger price of $86.76 per share, or approximately 97.5 percent above American Express' closing stock price of $43.93 on November 17, 2003, the holders will have the right to convert the convertible debt securities at an initial conversion price of $69.41 per share. After December 1, 2006, both the contingent conversion trigger price and the conversion price, as adjusted, will increase at a rate equal to 1.85 percent, the annual rate of accretion of the convertible debt securities.

         In addition to the contingent conversion price trigger, the convertible debt securities will be convertible into shares of American Express common stock (i) if American Express calls the convertible debt

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securities for redemption, (ii) if the credit ratings assigned by Standard &
Poor's and Moody's are reduced below either BBB+ or Baa1 or the rating is withdrawn, (iii) if the convertible debt securities trade below 96 percent of parity for a period of five consecutive trading days, and (iv) in the event that American Express takes certain corporate actions. If converted, holders of the securities will receive 14.41 shares per $1,000 principal amount, or an aggregate of 25.94 million shares of American Express common stock if all convertible debt securities are converted. In addition, if at the time of conversion the market price of American Express common stock exceeds the base conversion price then applicable, holders will receive additional shares of American Express common stock as determined pursuant to a specified formula, up to an aggregate maximum of 22.76 shares per $1,000 principal amount. On December 1, 2006, the number of shares received upon conversion will be fixed at the then effective conversion rate. American Express may settle any conversions in cash, common stock or any combination thereof.

         American Express may redeem all or some of the convertible debt securities for cash at any time on or after December 1, 2006, at their accreted principal amount plus accrued and unpaid interest, if any, to the redemption date. On the third, fifth, tenth, fifteenth, twentieth and twenty-fifth anniversaries of their issuance, if American Express' common stock is below certain levels, the convertible debt securities will no longer be convertible and the yield will be reset through a remarketing on a date specified by American Express no more frequently than every six months thereafter, or if American Express does not specify a date, annually.

         American Express may raise up to an additional $200 million upon exercise within 13 days of the date of original issuance of an option granted to the initial purchasers in connection with the offering. American Express expects to use the proceeds of the offering for general corporate purposes.

         Neither the convertible debt securities nor the shares of common stock issuable upon conversion have been registered under the Securities Act of 1933, as amended, or any state securities laws, and until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

         This announcement is neither an offer to sell nor the solicitation of

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an offer to buy the convertible debt securities or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

     American Express Company (www.americanexpress.com) is a diversified worldwide travel, financial and network services company founded in 1850. It is a world leader in charge and credit cards, Travelers Cheques, travel, financial planning, business services, insurance, on-line brokerage and international banking.

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     THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS ABOUT AMERICAN EXPRESS
COMPANY'S INTENTION TO RAISE FUNDS FROM THE SALE OF CONVERTIBLE DEBT SECURITIES AND ITS EXPECTATIONS ABOUT THE USE OF THOSE FUNDS, WHICH STATEMENTS ARE INDICATED BY THE WORDS "WILL," "PLAN," "EXPECT" AND SIMILAR EXPRESSIONS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE SUCH FORWARD-LOOKING STATEMENTS.